Case No.	10-12302 PJW
Reporting Period: March 1 through March 31, 2011

Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the month of March 2011

Consolidated Total

INCOME STATEMENT

Revenues	$4,382,361

Cost of Revenues	$3,245,387

Gross Margin	$1,136,973

OPERATING EXPENSES

Compensation	$945,216
Travel and entertainment	$57,776
Occupancy	$73,208
Professional services	$84,839
Insurance	$7,571
Restructuring Expenses	$431,014
Other	$53,803

Selling, general, and administrative expenses	$1,653,428

EBITDA	$(516,455)

Bad Debt Expense (Recovery)	$0
Depreciation & Amortization	$224,069

Operating Income (Loss)	$(740,524)

Interest Expense	$1,470,407

NET INCOME (LOSS)	$(2,210,931)

Case No.	10-12302 PJW
Reporting Period: March 1 through March 31, 2011

Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the two months ending March 31, 2011

Consolidated Total

INCOME STATEMENT

Revenues	$13,123,313

Cost of Revenues	$9,807,664

Gross Margin	$3,315,649

OPERATING EXPENSES

Compensation	$2,562,599
Travel and entertainment	$297,013
Occupancy	$209,006
Professional services	$373,540
Insurance	$22,711
Restructuring Expenses	$903,142
Other	$(126,731)

Selling, general, and administrative expenses	$4,241,279

EBITDA	$(925,630)

Bad Debt Expense (Recovery)	$15,000
Depreciation & Amortization	$675,825

Operating Income (Loss)	$(1,616,455)

Interest Expense	$4,229,124

NET INCOME (LOSS)	$(5,845,579)

Case No.	10-12302 PJW
Reporting Period: March 1 through March 31, 2011

Capital Growth Systems, Inc.
Summary of All Units
For the Month Ending March 31, 2011

Consolidated Total
BALANCE SHEET

Current Assets
Cash	$2,054,996
Accounts Receivable, net	$3,869,822
Other Current Assets	$4,643,229
Total Current Assets	$10,568,047

Fixed Assets, gross	$4,500,761
Accumulated Depreciation	$(3,843,567)
Fixed Assets, net	$657,194

Other Assets
Other Assets	$185,788
Intangible Assets	$13,517,876
Goodwill	$1,479,649

Total Assets	$26,408,554

Current Liabilities
Current maturities of debt	$27,591,701
Post-Petition Accounts Payable	$4,874,266
Pre-Petition Accounts Payable	$13,072,191
Post-Petition Accrued Expenses	$1,697,299
Pre-Petition Accrued Expenses	$5,133,380
Deferred Revenue - Short Term	$3,335,180
Total Current Liabilities	$55,704,017

Long-term Liabilities
Debt	$10,567,699
Taxes	$67,000
Total Long-term Liabilities	$10,634,699

Total Liabilities	$66,338,716

Shareholders' Equity
Common stock	$17,015
Additional Paid in Capital	$91,602,291
Retained Earnings, beginning of year	$(125,089,332)
Cumulative (gain) loss on currency translation	$(614,557)
Current Year Retained Earnings Inc/Loss	$(5,845,579)

Total Equity	$(39,930,162)

Total Liabilities and Shareholders' Equity	$26,408,554

Case No.	10-12302 PJW
Reporting Period: March 1 through March 31, 2011

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 3/31/2011

	Current	1-30	31-60	61-90	Over 90	Total
Total Accounts Payable	$31,981	$2,364,195	$-55,949	$402,807	$2,095,119	$4,838,152

Case No.	10-12302 PJW
Reporting Period: March 1 through March 31, 2011

Capital Growth Systems, Inc.
Consolidated AR Aging Report (Gross Receivables)

As of 3/31/2011

	Current	1-30 Days	31 - 60 Days	61+	Total
Total Accounts Receivables	$2,111,899	$632,237	$108,773	$1,578,993	$4,431,902